Exhibit 10.1

January 21, 2026

Larimar Therapeutics, Inc.

Three Bala Plaza East, Suite 506

Bala Cynwyd, PA 19004

Attention: Michael Celano

Re: 3(a)(9) Exchange Agreement

Ladies and Gentlemen:

This letter agreement (the “Agreement”) confirms the agreement of Larimar Therapeutics, Inc., a Delaware corporation (the “Company”), and the holder of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) listed on Schedule I attached hereto (“Stockholder”), pursuant to which the Stockholder has agreed to exchange an aggregate of 2,500,000 shares (the “Shares”) of Common Stock, beneficially owned by the Stockholder, in consideration for a total of 250,000 shares of Series A preferred stock, par value $0.001 per share, of the Company (the “Preferred Shares”), which shall have the rights, preferences and privileges set forth in the Certificate of Designation of Preferences, Rights and Limitations, as may be amended from time to time, set forth on Exhibit A attached hereto (the “COD”). The Preferred Shares will be convertible into a total of 2,500,000 shares of Common Stock (subject to adjustment as provided in the COD), subject to beneficial ownership conversion limitations set forth in the COD.

In consideration of the foregoing, the Company and the Stockholder agree as follows:

(1) No later than the close of business on the second business day after the date hereof (the “Closing Date”) and subject to the satisfaction or waiver of the conditions set forth herein, the Stockholder shall exchange the Shares for the Preferred Shares (the “Exchange”) in the amount listed on Schedule I. The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). On the Closing Date:

(a) the Stockholder shall electronically transfer the Shares to Computershare Trust Company, N.A. (the “Transfer Agent”) through the Stockholder’s prime broker participating in the Depository Trust Company’s Deposit Withdrawal Agent Commission System;

(b) upon the Transfer Agent’s receipt of the Shares from or on behalf of the Stockholder, the Company and the Stockholder shall jointly and irrevocably instruct the Transfer Agent to place such Shares into the reserve maintained by the Transfer Agent for the Company titled “Reserve for Conversion of Series A Preferred Stock to Common Stock”; and

(c) the Company shall irrevocably instruct the Transfer Agent to issue and deliver to the Stockholder the Preferred Shares in book-entry form, in the amount and in the name set forth on Schedule I.

(2) The Company represents and warrants to the Stockholder as follows:

(a) Neither the Company, nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder) for soliciting the Exchange.

(b) Assuming the representations and warranties of the Stockholder contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(c) It has the requisite corporate power and authority to enter into this Agreement and to consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company, except for such contraventions that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, management, financial position or results of operations of the Company and its subsidiary taken as a whole or on the performance by the Company of its obligations under this Agreement. The Company has taken all necessary action required for the due authorization, execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

(d) It will maintain the reserve referenced in Section 1(b) hereto to fully permit the conversion of the Preferred Shares and the issuance of the Common Stock issuable upon conversion of the Preferred Shares, without regard to any beneficial ownership limits.

(3) The Stockholder represents and warrants to the Company as follows:

(a) It has the requisite power and authority to enter into this Agreement and consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Stockholder. The Stockholder has taken all necessary action required for the due authorization, execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

(b) It is the record and beneficial owner of the aggregate number of Shares set forth opposite its name on Schedule I.

(c) It is the record and beneficial owner of, and has valid and marketable title to, the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Shares to any person, (ii) restricting its right to surrender and exchange such Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Shares.

(d) Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange, and the Stockholder has received no additional consideration for the Shares other than the Preferred Shares.

(e) The Stockholder acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Agreement and the Company’s filings with the Commission. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Stockholder.

(f) There is no claim, action, suit, audit, assessment, arbitration or inquiry, or any proceeding or, to the Stockholder’s knowledge, investigation, by or before any governmental authority pending, or to the Stockholder’s knowledge, currently threatened against the Stockholder that challenges the consummation by the Stockholder of this Agreement or the transactions contemplated hereby or would, individually or in the aggregate, otherwise reasonably be expected to have a material adverse effect on the ability of the Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g) The Stockholder understands and accepts that the Preferred Shares to be acquired in the Exchange involve risks. The Stockholder has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Exchange.

(4) This Agreement, and any action or proceeding arising out of or relating to this Agreement, shall be exclusively governed by the laws of the State of New York.

(5) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect. In such an event, the Stockholder and the Company shall endeavor in good faith negotiations to modify this Agreement so as to affect the original intent of the parties as closely as possible.

(6) No provision of this Agreement may be amended or modified except upon the written consent of the Company and the Stockholder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of such waiver is sought.

(7) All the covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind their successors and assigns, whether so expressed or not. This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto. The Stockholder may not assign this Agreement or its rights hereunder without the Company’s prior written consent.

(8) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(9) This Agreement represents the entire agreement and understanding among the parties regarding the terms and conditions of the Exchange and supersedes all prior agreements.

[SIGNATURE PAGE FOLLOWS]

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Common Stockholder:

Blue Owl Healthcare Opportunities IV Public Investments LP

By: Blue Owl Healthcare Opportunities GP IV LLC, its general partner

By:	/s/ Kevin Raidy
Name: Kevin Raidy
Title: Authorized Signatory

[SIGNATURE PAGE TO 3(A)(9) EXCHANGE AGREEMENT]

Acknowledged and agreed to:

Larimar Therapeutics, Inc.

By:	/s/ Carole S. Ben-Maimon, M.D.
Name: Carole S. Ben-Maimon, M.D.
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO 3(A)(9) EXCHANGE AGREEMENT]

SCHEDULE I

Stockholder	Shares of Common Stock to be Exchanged	Preferred Shares to be Received
Blue Owl Healthcare Opportunities IV Public Investments LP	2,500,000	250,000

EXHIBIT A

Certificate of Designation of Preferences, Rights and Limitations

Larimar Therapeutics, Inc.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

Larimar Therapeutics, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Section 151 of the DGCL, the following resolution was duly adopted by the board of directors of the Corporation (the “Board of Directors”) on December 16, 2025:

RESOLVED, pursuant to authority expressly set forth in the Ninth Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the issuance of a series of preferred stock designated as “Series A Convertible Preferred Stock”, par value $0.001 per share, of the Corporation is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock is hereby approved as follows:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(c).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Ratio” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof.

“DTC” shall have the meaning set forth in Section 6(a).

“DWAC Delivery” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holder” means any holder of Series A Preferred Stock.

“Issuance Date” means December 18, 2025.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.001 per share, whether designated or undesignated and, if designated, of any class or series, as authorized under the Certificate of Incorporation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series A Preferred Stock” shall have the meaning set forth in Section 2(a).

“Series A Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Share Delivery Date” shall have the meaning set forth in Section 6(d)(i).

“Trading Day” means a day on which the Common Stock is traded for any period on a principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

a. The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be 250,000 (which shall not be subject to increase except pursuant to an amendment to this Certificate of Designation duly adopted in accordance with the applicable law) and shall be designated from the 5,000,000 shares of Preferred Stock authorized to be issued under the Certificate of Incorporation. Each share of Series A Preferred Stock shall have a par value of $0.001 per share.

b. The Corporation shall register, or cause its transfer agent to register, shares of the Series A Preferred Stock in the name of the Holders thereof from time to time upon records to be maintained by the Corporation or its transfer agent for that purpose (the “Series A Preferred Stock Register”). The Series A Preferred Stock shall be issued in book entry only; provided, that the Corporation shall issue one or more certificates representing shares of Series A Preferred Stock, to the extent such issuance is requested by a given Holder. References herein to “certificates” representing the Series A Preferred Stock shall apply only if such shares have been issued in certificated form. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes, subject to the provisions hereof. The Corporation shall register, or cause its transfer agent to register, the transfer of any shares of Series A Preferred

Stock in the Series A Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee (if requested) and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3. Dividends. Holders shall be entitled to receive when, as and if dividends are declared and paid on the Corporation’s Common Stock, an equivalent dividend (with the same dividend declaration date and payment date), calculated on an as-converted basis without regard to the Beneficial Ownership Limitation. Other than the foregoing, the Holders of Series A Preferred Stock shall not be entitled to receive any dividends in respect of the Series A Preferred Stock, unless and until specifically declared by the Board of Directors of the Corporation to be payable to the Holders of the Series A Preferred Stock.

Section 4. Voting Rights; Amendments. (a) Except as otherwise provided herein or as otherwise required by the DGCL, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, in addition to any other requirement of the DGCL or the Certificate of Incorporation, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of or add any provision to, the Certificate of Incorporation or bylaws of the Corporation, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise or (ii) enter into any agreement with respect to any of the foregoing.

(b) Any vote required or permitted under Section 4(a) may be taken at a meeting of the Holders of the Series A Preferred Stock or through the execution of an action by written consent in lieu of such meeting, provided that the consent is executed by Holders representing a majority of the outstanding shares of Series A Preferred Stock.

Section 5. Rank; Liquidation.

a. The Series A Preferred Stock shall rank (i) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock (“Junior Securities”); (ii) on parity with the Common Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (the “Parity Securities”); and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series A Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

b. Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation and the rights of the Corporation’s existing and future creditors, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Junior Securities and pari passu with any distribution to the holders of Parity Securities, an equivalent amount of distributions as would be paid on the Common Stock underlying the Series A Preferred Stock, determined on an as-converted basis (without regard to the Beneficial Ownership Limitation), plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Junior Securities. If, upon any such Liquidation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series A Preferred Stock and Parity Securities. A Fundamental Transaction shall not be deemed a Liquidation unless the Corporation expressly declares that such Fundamental Transaction shall be treated as if it were a Liquidation.

Section 6. Conversion.

a. Conversions at Option of Holder. Subject to Section 6(d)(iv), each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio (as defined below). Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Series A Preferred Stock to be converted equal to the lesser of (x) 100 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Series A Preferred Stock then held by the Holder. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Conversion Date”, or the date on which a conversion shall be deemed effective, is defined as the Trading Day that the Notice of Conversion, completed and executed, is sent via email to, and received during regular business hours by, the Corporation; provided that if such shares of Series A Preferred Stock were issued in certificated form, then the original certificate(s) representing such shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original certificates (if any) representing the shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

b. Conversion Ratio. Each share of Series A Preferred Stock is convertible into ten (10) shares of Common Stock, subject to adjustment as set forth in Section 7 below (this ratio, as adjusted from time to time, the “Conversion Ratio”).

c. Beneficial Ownership Limitation. Notwithstanding anything in this Certificate of Designation to the contrary, the Corporation shall not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), it is understood that the number of shares of Common Stock beneficially owned by each Holder shall be aggregated with each other Holder for purposes of Section 13(d) of the Exchange Act. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, absent actual knowledge of such Holder to the contrary, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email with confirmation), the Corporation shall, within three Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series A Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The initial “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Corporation, (i) which will not be effective until the sixty-first (61st) day after such written notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a higher percentage, not to exceed the limits under Nasdaq Marketplace Rule 5635(d), to the extent then applicable and (ii) which will be effective immediately after such notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a lower percentage. Upon such a change by a Holder of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum notice required by this Section 6(c).

d. Mechanics of Conversion.

i.

Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than two Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall either (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series A Preferred Stock or (b) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series A Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series A Preferred Stock unsuccessfully tendered for conversion to the Corporation.

ii.

Obligation Absolute. Subject to Section 6(c) and Section 6(d)(iv) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) and Section 6(d)(iv) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series A Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series A Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6(c) and Section 6(d)(iv) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, issue Conversion Shares upon a properly noticed conversion.

iii.

Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iv.

Limitation on Conversion. In the event that any Holder elects to convert shares of Series A Preferred Stock into Conversion Shares pursuant to Section 6(a), the number of shares of Common Stock into which the shares of Series A Preferred Stock can then be converted upon such exercise pursuant to this Certificate of Designation shall not exceed the maximum number of unissued and otherwise unreserved shares of Common Stock which the Corporation may issue under the Certificate of Incorporation at any given time.

v.

Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi.

Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, such fraction shall be rounded down to the next whole share.

vii.

Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

viii.

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series A Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For the avoidance of doubt, this Section 6(d)(viii) shall not apply if the Corporation does not effect a conversion pursuant to the limitations of Section 6(c).

e. Status as Stockholder. Upon each Conversion Date, (i) the shares of Series A Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for or electronic receipt of such shares of Common Stock, as applicable, and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Preferred Stock.

f. Effect of Conversion. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued. Shares of Series A Preferred Stock so converted shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock as set forth in Section 8(i). No ink-original Conversion Notice shall be required, and to the extent the Series A Preferred Stock is represented by certificates, no Holder shall be required to physically surrender any certificate(s) representing the Series A Preferred Stock to the Corporation until all shares of Series A Preferred Stock represented by such certificate(s) have been converted in full, in which case the applicable Holder shall surrender such certificate(s) to the Corporation for cancellation on the date the final Conversion Notice is delivered to the Corporation. To the extent the Series A Preferred Stock is represented by certificates, delivery of a Conversion Notice with respect to a partial conversion shall have the same effect as cancellation of the original certificate(s) representing such shares of Series A Preferred Stock and issuance of a certificate representing the remaining shares of Series A Preferred Stock. In accordance with the preceding sentence, upon the written request of the applicable Holder and the surrender of certificate(s) representing Series A Preferred Stock, the Corporation shall, within three Trading Days of such request, deliver to such Holder certificate(s) (as specified by such Holder in such request) representing such remaining shares of Series A Preferred Stock.

Section 7. Certain Adjustments.

a. Stock Dividends and Stock Splits. If the Corporation, at any time while any shares of Series A Preferred Stock are outstanding:

(i)

pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of any Series A Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be divided by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any unallocated shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

b. Fundamental Transaction. If, at any time while any Series A Preferred Stock is outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Corporation or such Person is exchanged for or converted into other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of Series A Preferred Stock the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall assume in writing all of the obligations of the Corporation under this Certificate of Designation in accordance with the provisions of this Section 7(d) pursuant to written agreements in form and substance approved by a majority of the Holders prior to such Fundamental Transaction (such approval not to be unreasonably withheld, conditioned or delayed). The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that the Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 15 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

c. Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

d. Notice to the Holders.

i.

Adjustment to Conversion Ratio. Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.

Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Miscellaneous.

a. Redemption. The Series A Preferred Stock is not redeemable.

b. Restrictions on Transfer.

i.

Restrictions on Transfer. No Holder may transfer any Series A Preferred Stock without the prior written consent of the Corporation (such consent not to be unreasonably withheld, conditioned or delayed); provided that no such consent shall be required for any transfer of the Series A Preferred Stock to an Affiliate of the transferring Holder.

ii.	Transfers in Violation of this Certificate of Designation. Any transfer or attempted transfer in breach of this Certificate of Designation shall be void ab initio and of no effect.

c. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, via email, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at Michael Celano, mcelano@larimartx.com or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email at the email address of such Holder appearing on the books of the Corporation, or if no such email address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:30 p m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section between 5:30 p.m. and 11:59 pm. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

d. Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

e. Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series A Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

f. Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g. Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i. Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Corporation, such shares shall, without need for any action by the Board of Directors or otherwise, resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

********************

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 16th day of December, 2025.

/s/ Carole S. Ben-Maimon, M.D.
Name: Carole S. Ben-Maimon, M.D.
Title: President and Chief Executive Officer

ANNEX A NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, [represented by stock certificate No(s).][represented in book-entry form] (the “Series A Preferred Stock Certificates”), into shares of common stock, par value $0.001 per share (the “Common Stock”), of Larimar Therapeutics, Inc. (the “Corporation”) as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the

“Certificate of Designation”) filed by the Corporation with the Secretary of State of the State of Delaware on December 16, 2025.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, the “Attribution Parties”)), including the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is [ ]. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of Shares of Series A Preferred Stock
Owned Prior to Conversion:

Number of Shares of Series A
Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:

Address for Delivery of Physical Certificates:

or
for DWAC Delivery:
DWAC	Instructions:

Broker no:
Account no:
[HOLDER]
By:
Name:
Title:
Date:

[HOLDER]

By:
Name:
Title:

Date: